                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Korn/Ferry International
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO OF KORN/FERRY INTERNATIONAL]

                       1800 Century Park East, Suite 900
                         Los Angeles, California 90067

                                                                August 20, 2001

Dear Stockholders:

   It is my pleasure to invite you to attend the 2001 Annual Meeting of Stockholders of Korn/Ferry International. The Annual Meeting will be held on Tuesday, September 25, 2001 at 10:00 a.m. at the Park Hyatt Los Angeles Hotel at Century City located at 2151 Avenue of the Stars, Los Angeles, California 90067.

   At the Annual Meeting we will discuss the items of business discussed in the attached notice and give a report on our business operations.

   We are delighted that you have chosen to invest in Korn/Ferry International and hope that, whether or not you attend the meeting, you will vote as soon as possible by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Your vote is important, and voting by written proxy will ensure your representation at the annual meeting. You may revoke your proxy in accordance with the procedures described in the proxy statement at any time prior to the time it is voted. If you attend the meeting, you may vote in person even if you previously mailed your proxy card.

Sincerely,

[SIGNATURE OF PAUL C. REILLY]

Paul C. Reilly
Chairman of the Board
and Chief Executive Officer

[LOGO OF KORN/FERRY INTERNATIONAL]

                       1800 Century Park East, Suite 900
                         Los Angeles, California 90067

                           NOTICE OF ANNUAL MEETING
                       To Be Held on September 25, 2001

To the Stockholders:

   On Tuesday, September 25, 2001, Korn/Ferry International will hold its 2001 Annual Meeting of Stockholders at the Park Hyatt Los Angeles Hotel at Century City located at 2151 Avenue of the Stars, Los Angeles, California 90067. The meeting will begin at 10:00 a.m.

   Only stockholders who owned our common stock at the close of business on the record date of August 1, 2001 can vote at this meeting or any adjournments that may take place. The purposes of the Annual Meeting are to:

  1. Elect three directors to serve for three-year terms and one director to serve for a two year term;

  2. Ratify the appointment of Arthur Andersen LLP as independent auditors for fiscal 2002; and

  3.   Transact any other business properly presented at the meeting.

   Our Board of Directors recommends that you vote in favor of each of the two proposals outlined in the Proxy Statement accompanying this notice.

   A quorum comprised of the holders of a majority of the outstanding shares of our common stock on the record date must be present or represented for the transaction of business at the meeting. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

   You may revoke your proxy at any time prior to the time it is voted by (1) notifying the Corporate Secretary in writing; (2) returning a later-dated proxy card; or (3) attending the meeting and voting in person.

   Please read the proxy materials carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

                                          By Order of the Board of Directors,

                                          [SIGNATURE OF J. TIMOTHY SCOTT]

                                          J. Timothy Scott
                                          Corporate Secretary and Associate
                                           General Counsel

August 20, 2001
Los Angeles, California

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING......   1

PROPOSAL NO. 1--ELECTION OF DIRECTORS.......................................   4

PROPOSAL NO. 2--RATIFICATION OF THE APPOINTMENT OF
 ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS................................   5

THE BOARD OF DIRECTORS......................................................   6
  Class 2002 Directors, Class 2003 Directors and Nominee, and Nominees for
   Class 2004 Directors.....................................................   6
  Statement on Corporate Governance.........................................   9
  Directors' Compensation...................................................   9
  Security Ownership of Certain Beneficial Owners and Management............  11

EXECUTIVE COMPENSATION......................................................  13
  Report of the Compensation & Personnel Committee..........................  13
  Summary Compensation Table................................................  15
  Employment Agreements.....................................................  16
  Aggregate Option Exercises and Year-End Option Values.....................  21
  Option Grants in Last Fiscal Year.........................................  21
  Performance Graph.........................................................  22

REPORT OF AUDIT COMMITTEE...................................................  23

OTHER MATTERS...............................................................  24
  Section 16(a) Beneficial Ownership Reporting Compliance...................  24
  Annual Report to Stockholders.............................................  24
  Submission of Stockholder Proposals for Consideration and Nominations of
   Persons for Election as Directors at the Annual Meeting..................  24
  Stockholder Proposals for Next Year's Annual Meeting......................  25

    QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1. Q: Why am I receiving this proxy statement and the other enclosed materials?

  A: Our Board is providing these materials to you in connection with, and soliciting proxies for use at, our 2001 Annual Meeting of Stockholders, which will take place on September 25, 2001. As a stockholder on the record date, you are invited to attend the Annual Meeting and you are requested to vote on each of the proposals described in this proxy statement. You do not need to attend the Annual Meeting to vote your shares.

2. Q:  What information is included in this mailing?

  A: The information included in this proxy statement relates to, among other things, the proposals to be voted on at the annual meeting, the voting process and our compensation of directors and executive officers.

3. Q:  What proposals will be voted on at the annual meeting?

  A:  (1) The election of directors to serve on the Board; and

      (2) The ratification of the appointment of Arthur Andersen LLP as our independent auditors for fiscal 2002.

4. Q:  How does the Board recommend I vote on each of the proposals?

  A: The Board recommends that you vote your shares "FOR" all of its nominees to the Board and "FOR" the ratification of the appointment of the independent auditors.

5. Q:  Who is entitled to vote at the annual meeting?

  A: Holders of our common stock as of the record date, which is the close of business on August 1, 2001, are entitled to vote at the annual meeting.

6. Q:  How many votes are provided to each share of common stock?

  A: Each share of our common stock outstanding as of the record date is entitled to one vote. As of the record date, 37,504,027 shares of our common stock were issued and outstanding.

7. Q:  How do I vote?

  A: You can vote either by completing, signing and dating each proxy card you received and returning it in the envelope provided or by attending the annual meeting and voting in person. Once you have submitted your proxy, you have the right to revoke your proxy at any time before it is voted by:

      (1) Notifying the Corporate Secretary in writing;

      (2) Returning a later-dated proxy card; or

      (3) Attending the annual meeting and voting in person.

8. Q:  Who will count the votes?

  A: Representatives of Mellon Investor Services will count the votes and act as the inspector of election at the annual meeting.

9. Q:  What does it mean if I receive more than one proxy card?

  A: It means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

10. Q:  What shares are covered by the enclosed proxy card(s)?

  A: The shares on the enclosed proxy card(s) represent all shares owned by you as of the record date. These shares include shares (1) held directly in your name as the "stockholder of record" and (2) held for you as the "beneficial owner" through a stockbroker, bank or other nominee. If you do not return your proxy card(s) with respect to these shares, your shares may not be voted. If you own shares that are held in our 401(k) plan, you will receive a proxy card for those shares also. While the trustees of the 401(k) will vote those shares, you are requested to return that proxy card to advise the trustees of your wishes with respect to the matters to be voted on.

11. Q: What is the difference between holding shares as a "stockholder of record" and as a "beneficial owner"?

  A:  Those terms refer to the following. You are a:

    "Stockholder of record", if your shares are registered directly in your name with our transfer agent, Mellon Investor Services. You are considered, with respect to those shares, to be the stockholder of record, and these proxy materials have been sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

    "Beneficial owner", if your shares are held in a stock brokerage account, including an Individual Retirement Account, or by a bank or other nominee, you are considered to be the beneficial owner of shares held in "street name", and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote (your broker or nominee has enclosed a voting instruction card for you to use) and you are invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the annual meeting.

12. Q: What if a beneficial owner does not provide the stockholder of record with voting instructions for a particular proposal?

  A: If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute "broker non-votes," as described below, with respect to that proposal.

13. Q:  What are "broker non-votes"?

  A: "Broker non-votes" are shares held by a broker or nominee with respect to which the broker or nominee does not have discretionary power to vote on a particular proposal or with respect to which instructions were never received from the beneficial owner. Shares which constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the annual meeting, even though the same shares will be considered present for quorum purposes and may be entitled to vote on other proposals.

14. Q:  How are votes counted?

  A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you sign your proxy card or broker voting instruction card without voting "FOR," "AGAINST" or "ABSTAIN" for any of the proposals, your shares will be voted in accordance with the recommendations of the Board. With respect to Proposal No. 2, abstentions will be equivalent to "AGAINST" votes, while broker non-votes will be disregarded and will have no effect on the approval or rejection of the proposals.

15. Q:  What is the voting requirement to approve each proposal?

  A: In order to conduct business at the annual meeting, a "quorum," as described below, must be established. In the election of directors, the Board's nominees will become directors so long as they receive a plurality of "FOR" votes; however, if any additional nominees for director are properly brought before the stockholders for consideration, only the nominees who receive the highest number of "FOR" votes will become directors. Approval of Proposal No. 2, relating to ratification of the auditors appointed by the Board, will require affirmative "FOR" votes from a majority of those shares present (either in person or by proxy) and entitled to vote at the annual meeting.

16. Q:  What is a "quorum"?

  A: A "quorum" is a majority of the holders of the outstanding shares entitled to vote. A quorum must be present or represented by proxy at the annual meeting for business to be conducted. Abstentions and broker non-votes will be counted as present for quorum purposes.

17. Q: What happens if additional matters (other than the proposals described in this proxy statement) are presented at the Annual Meeting?

  A: The Board is not aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the annual meeting, your signed proxy card gives authority to Paul C. Reilly and Michael D. Bekins to vote on those matters in their discretion.

18. Q:  How much did this proxy solicitation cost?

  A: We hired Mellon Investor Services to assist in the distribution of proxy materials and solicitation of votes for approximately $7,000, including out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   Our Board is divided into three classes, with one class elected at each Annual Meeting. Directors of each class are elected to serve for three year terms. At this Annual Meeting we will elect four directors and our Board for the coming year will be composed of ten directors. Of the total nominees for election as directors, three will be elected to serve for a term of three years and one will be elected to serve for the remaining two years of a three year term. The nominees for election at the Annual Meeting to serve as Class 2004 Directors are James E. Barlett, Richard M. Ferry, and Sakie Fukushima. The nominee for election at the Annual Meeting to serve as a Class 2003 Director for two years until the Annual Meeting of Stockholders in 2003 is Paul C. Reilly. Mr. Reilly is the Chairman and Chief Executive Officer of our company and was first elected to the Board in June 2001. Detailed information regarding each of these nominees is provided on pages 6-8 of this proxy statement. We do not expect any of the nominees to become unavailable to stand for election, but, should this happen, the Board will designate a substitute for each unavailable nominee. Proxies voting for any unavailable nominee will be cast for that nominee's substitute. Each of the nominees has consented to be named as a nominee in this proxy statement.

Required Vote

   The Board's nominees will become directors so long as they receive a plurality of "FOR" votes; however, if any additional nominees for director are properly brought before the stockholders for consideration, only the four nominees who receive the highest number of "FOR" votes will become directors.

Recommendation of the Board

   The Board unanimously recommends that you vote "FOR" each of the nominees named above for election as a director. Proxies will be voted "FOR" each of the nominees named above unless you otherwise specify on your proxy card.

                PROPOSAL NO. 2--RATIFICATION OF THE APPOINTMENT
                OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

   The Audit Committee has recommended, and the Board has approved, the appointment of Arthur Andersen LLP as our independent auditors for fiscal 2002. Arthur Andersen LLP has served as our independent auditors since 1971, including assisting us with accounting matters relating to the initial public offering of our common stock. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Arthur Andersen LLP will attend the annual meeting to answer appropriate questions and may also make a statement if they so desire.

Audit Fees

   The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our consoldiated and subsidiary annual financial statements for the fiscal year ended April 30, 2001 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year were $957,139.

Financial Information Systems Design and Implementation Fees

   The aggregate fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended April 30, 2001 were $39,690.

All Other Fees

   The aggregate fees billed by Arthur Andersen LLP for services rendered other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended April 30, 2001 were $1,278,059.

Required Vote

   Ratification of the auditors appointed by the Board will require affirmative "FOR" votes from a majority of those shares present, either in person or by proxy, and entitled to vote at the annual meeting.

Recommendation of the Board

   The Board unanimously recommends a vote "FOR" the ratification of Arthur Andersen LLP's appointment as independent auditors for fiscal 2002.

                            THE BOARD OF DIRECTORS

   The members of our Board of Directors are grouped into three classes: Class 2002 Directors will serve until the Annual Meeting of Stockholders in 2002; Class 2003 Directors will serve until the Annual Meeting of Stockholders in 2003; and Class 2004 Directors will serve until the Annual Meeting of Stockholders in 2004.

Class 2002 Directors

   The following table sets forth certain information regarding the Class 2002 Directors, who serve on the Board until the Annual Meeting of Stockholders in 2002.

                                                                       Director
        Name        Age              Business Experience                Since
        ----        ---              -------------------               --------
 Frank V. Cahouet    69 Mr. Cahouet retired as Chairman, President       1999
                        and Chief Executive Officer of Mellon
                        Financial Corporation in 1998, positions
                        which he had held since 1987. Mr. Cahouet is
                        a director of Avery Dennison Corporation,
                        Allegheny Technologies Inc., Teledyne
                        Technologies Inc., and Saint-Gobain
                        Corporation.

 Charles D. Miller   73 Mr. Miller retired as Chairman of Avery          1999
                        Dennison Corporation in April 2000. From
                        April 1983 through April 1998, Mr. Miller
                        was Chairman and Chief Executive Officer of
                        Avery Dennison Corporation. Mr. Miller is
                        also Chairman of Nationwide Health
                        Properties, Inc. and a director of The Air
                        Group, Avery Dennison Corporation, Edison
                        International, and Mellon West, a subsidiary
                        of Mellon Financial Corporation.

 Gerhard Schulmeyer  62 Mr. Schulmeyer is President and Chief            1999
                        Executive Officer of Siemens Corporation.
                        From 1994 through 1998, Mr. Schulmeyer was
                        President and Chief Executive Officer of
                        Siemens Nixdorf, Munich/Paderborn.
                        Mr. Schulmeyer is also a director of Alcan
                        Aluminium Ltd., Allied Zurich p.l.c.,
                        FirePond, Inc., and Ingram Micro Inc.

Class 2003 Directors and Nominee

   The following table sets forth certain information regarding the Class 2003 Directors, who will serve on the Board until the Annual Meeting of Stockholders in 2003. Mr. Reilly was elected by the Board to serve as a director and as its Chairman, effective June 29, 2001. In electing Mr. Reilly, the Board directed that his candidacy be brought before the stockholders at the 2001 Annual Meeting and, if elected, Mr. Reilly will serve on the Board until the Annual Meeting of Stockholders in 2003.

                                                                       Director
       Name       Age               Business Experience                 Since
       ----       ---               -------------------                --------
 Patti S. Hart     45 Ms. Hart is Chairman and Chief Executive           2000
                      Officer of Excite@Home, positions she was
                      elected to in April 2001. Prior to joining
                      Excite@Home, Ms. Hart served as Chief
                      Executive Officer and President of Telocity,
                      Inc., from June 1999 until April 2001. From
                      February 1994 to April 1999, she served as
                      President and Chief Operating Officer of
                      Sprint's Long Distance Division. Ms. Hart also
                      serves as director of Plantronics.

 Windle B. Priem   63 Mr. Priem was Chief Executive Officer and          1993
                      President, and a member of the Office of the
                      Chief Executive, from December 1998 until June
                      2001. From May 1997 to December 1998, he
                      served as Vice Chairman and Chief Operating
                      Officer. From May 1995 to May 1997, he was the
                      President of the North American region. Mr.
                      Priem joined us in 1976 and has 24 years of
                      executive search experience.

 Paul C. Reilly    47 Mr. Reilly was elected to the position of          2001
                      Chairman of the Board and Chief Executive
                      Officer on June 29, 2001. Prior to joining
                      Korn/Ferry International, Mr. Reilly was Chief
                      Executive Officer of KPMG International from
                      October 1998. Prior to being named to that
                      position, Mr. Reilly served as Vice Chairman
                      Financial Services of KPMG LLP, the United
                      States member firm of KPMG International. Mr.
                      Reilly joined KPMG International as a partner
                      in 1987.

 Mark C. Thompson  43 Mr. Thompson is Chairman of the Board of           2000
                      Rioport, Inc., a media company, since 2000 and
                      of Integration Associates, Inc., a technology
                      company, since 1999. From 1988 to 2000, he was
                      an officer of The Charles Schwab Corporation,
                      where he was most recently Senior Vice
                      President and Executive Producer of
                      Schwab.com. Mr. Thompson is also a director of
                      Best Buy Co., Inc., Pure Markets Corp. and
                      Kabira Technologies, Inc.

Nominees for Class 2004 Directors

   The following table sets forth information regarding the Class 2004 Directors, who, if elected at the 2001 Annual Meeting, will serve on the Board until the Annual Meeting of Stockholders in 2004.

                                                                      Director
       Name       Age              Business Experience                 Since
       ----       ---              -------------------                --------
 James E. Barlett  57 Mr. Barlett is Chairman, President and Chief      1999
                      Executive Officer of Galileo International.
                      From 1994 to 1997, Mr. Barlett was President
                      and Chief Executive Officer of Galileo
                      International. Mr. Barlett is also a director
                      of TeleTech Holdings, Inc.

 Richard M. Ferry  63 Mr. Ferry is a founder of Korn/Ferry              1969
                      International and was Chairman of the Board
                      from May 1991 to June 2001. Mr. Ferry served
                      as Chief Executive Officer from May 1991 to
                      April 1997. He also serves on the Board of
                      Directors of Avery Dennison Corp., Dole Food
                      Company, Mrs. Field's Original Cookies, Inc.
                      and Pacific Life Insurance Company.

 Sakie Fukushima   51 Ms. Fukushima has been a Vice President since     1995
                      1993. She is currently responsible for our
                      Consumer/Entertainment Practice in Japan.
                      Ms. Fukushima joined the company in 1991 and
                      has ten years of executive search experience.

Statement on Corporate Governance

   The Board held eleven meetings during fiscal 2001, and all of the directors attended at least 75% of the Board meetings and the meetings of committees of which they were members, except for Patti Hart who joined the Board during the year and participated in the three of the five Board meetings since her election.

   Although the full Board considers all major decisions, the Bylaws permit the Board to have the following standing committees to more fully address certain areas of importance: an Audit Committee, a Compensation and Personnel Committee, and a Nominating Committee. The members of the current standing committees are:

                                                       Compensation
        Name                           Audit           and Personnel        Nominating
  James E. Barlett                       X                                       X(Chair)
  Frank V. Cahouet                       X(Chair)            X
  Charles D. Miller                      X                   X(Chair)
  Gerhard Schulmeyer                                         X                   X

   Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews the plans and results of the audit engagement with the independent auditors, approves professional services provided by the independent auditors, reviews the independence of the auditors, considers the range of audit and non-audit fees, reviews the adequacy of our internal accounting controls and ensures the integrity of financial information supplied to stockholders. The Audit Committee is also available to receive reports, suggestions, questions and recommendations from the independent auditors, the Chief Financial Officer and the General Counsel. It also confers with those parties in order to assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with the law and conflicts of interest. The Audit Committee is composed entirely of outside directors and met eight times in fiscal 2001. The Board has adopted a written charter for the Audit Committee, a copy of which is attached as an appendix to this proxy statement. The Board, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by the applicable listing standards of the New York Stock Exchange.

   Compensation and Personnel Committee. The Compensation and Personnel Committee determines the compensation of our executive officers and administers the Performance Award Plan. In addition, the Compensation and Personnel Committee reviews and makes recommendations to the Board with respect to our overall compensation program for managing directors, vice presidents and other employees, including salaries, employee benefit plans, stock option grants and payment of bonuses. The Compensation and Personnel Committee is composed entirely of outside directors. The Compensation and Personnel Committee met twelve times during fiscal 2001.

   Nominating Committee. The Nominating Committee recommends criteria to the Board for the selection of nominees to the Board, evaluates all proposed nominees, recommends nominees to the Board to fill vacancies on the Board, and, prior to each Annual Meeting of Stockholders, recommends to the Board a slate of nominees for election to the Board by the stockholders at the Annual Meeting. The Nominating Committee also seeks possible nominees for the Board and otherwise serves to aid in attracting qualified nominees to be elected to the Board. The Nominating Committee is composed of two outside directors, with four inside directors as ex-officio members. The Nominating Committee met five times in fiscal 2001.

Directors' Compensation

   Directors who are also employees or officers do not receive any additional compensation for their service on the Board. Non-employee directors receive a $28,000 annual retainer in cash and committee chairs receive an additional $4,000. For meetings, outside directors receive $1,200 in cash for each regular or special meeting attended and $600 for telephonic meetings. In addition, all directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

   Directors who are not officers or employees are eligible to receive annual stock option grants under our Performance Award Plan. Under the Performance Award Plan, a non-employee director is automatically granted a nonqualified stock option to purchase 2,500 shares of common stock when the person takes office, at an exercise price equal to the market price of the common stock at the close of trading on that date. In addition, on the day of the Annual Meeting of Stockholders in each calendar year, beginning with the year after they are first elected and continuing for each subsequent year during the term of the Performance Award Plan, each continuing non-employee director is granted a nonqualified stock option to purchase 2,500 shares of common stock at an exercise price equal to the market price of the common stock at the close of trading on that date. Non-employee directors may also be granted discretionary awards. All automatically granted non-employee director stock options will have a ten-year term and will be immediately exercisable. If a non-employee director's services are terminated for any reason, any automatically granted stock options held by the non-employee director that are exercisable will remain exercisable for twelve months after such termination of service or until the expiration of the option term, whichever occurs first. Automatically-granted options are subject to the same adjustment, change in control, and acceleration provisions that apply to awards generally, except that any changes or Board or committee actions (1) will be effected through a stockholder approved reorganization agreement or will be consistent with the effect on options held by other than executive officers and (2) will be consistent in respect of the underlying shares with the effect on stockholders generally. Any outstanding automatic option grant that is not exercised prior to a change in control event in which we do not survive will terminate, unless the option is assumed or replaced by the surviving corporation.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth as of August 1, 2001 the names and holdings of each director and each nominee for director, the names and holdings of each executive officer named in the Summary Compensation Table (the "named executive officers"), and the holdings of all directors, nominees and executive officers as a group. The following table also sets forth the names of those persons known to us to be beneficial owners of more than 5% of our common stock.

          Name of             Amount Beneficially Owned and
      Beneficial Owner      Nature of Beneficial Ownership(1) Percent of Class
  Paul C. Reilly                          100,000(2)                 *
  James E. Barlett                          4,500(3)                 *
  Frank V. Cahouet                         21,700(3)                 *
  Peter L. Dunn                           363,542(4)                 *
  Richard M. Ferry                      1,013,456(5)               2.68%
  Sakie Fukushima                         130,159(6)                 *
  Patti S. Hart                             2,500(7)                 *
  Charles D. Miller                        34,500(8)                 *
  Windle B. Priem                         746,501(9)               1.65%
  Gerhard Schulmeyer                        4,500(3)                 *
  Mark C. Thompson                          2,500(7)                 *
  Elizabeth S.C.S. Murray                 130,874(10)                *
  Gary C. Hourihan                         66,112(11)                *
  Michael D. Bekins                       213,778(12)                *
  All directors and
   executive officers as a
   group (14 persons)                   2,526,155(13)              6.67%
  Farralon Capital
   Management, L.L.C.
   and Farralon Partners,
   L.L.C.                               1,974,100(14)               5.3%

 * Designates ownership of less than 1% of the company's outstanding common shares.

 (1) Other than with respect to the shares held under the 401(k) plan and the options under the Performance Award Plan, each person has sole voting and dispositive power with respect to the shares shown unless otherwise indicated.

 (2)  Restricted stock as to which Mr. Reilly has voting power.

 (3) Holding includes right to acquire beneficial ownership of 4,500 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (4) Holding includes 19,985 shares of common stock held by the trustees of the 401(k) Plan for the benefit of the listed individual and right to acquire beneficial ownership 26,833 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (5) Holding includes 658,184 shares of common stock held by the trustees of the Korn/Ferry Employee Tax Deferred Savings Plan (401(k) Plan) for the benefit of the listed individual.

 (6) Holding includes right to acquire beneficial ownership of 30,167 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (7) Holding includes right to acquire beneficial ownership of 2,500 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (8) Holding includes 30,000 shares of common stock held by the Miller Family Trust dated September 8, 1988 and right to acquire beneficial ownership of 4,500 shares of common stock within 60 days through the exercise of the option granted under the Performance Award Plan.

 (9) Holding includes 215,015 shares of common stock held by the trustees of the 401(k) Plan for the benefit of the listed individual and right to acquire beneficial ownership of 120,134 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

(10) Holding includes right to acquire beneficial ownership of 21,750 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

(11) Holding includes right to acquire beneficial ownership of 14,500 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

(12) Holding includes 3,763 shares of common stock held by the trustees of the 401(k) Plan for the benefit of the listed individual and right to acquire beneficial ownership of 10,167 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

(13) Total holding as a group includes 896,947 shares of common stock held by the trustees of the 401(k), 30,000 shares of common stock held by the Miller Family Trust dated September 8, 1988 and right to acquire beneficial ownership of a total 368,605 shares of common stock within 60 days through the exercise of options granted under the Performance Award Plan.

(14) Shares are owned of record by several Farralon affiliates. The investment managers that hold beneficial ownership of all such securities include Enrique H. Boilini, David I. Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B. Fried, Monica R. Landry, William F. Mellin, Steven L. Millham, Meridee A. Moore, Thomas
      F. Steyer and Mark C. Wehrly. This information is obtained from the
      Schedule 13G filed on January 22, 2001.

                            EXECUTIVE COMPENSATION

Report of the Compensation & Personnel Committee

Committee Composition and Role

   The Compensation Committee is comprised entirely of directors who have never served as our officers. The Committee (a) approves and oversees our compensation programs, including incentive and stock option programs provided to members of our senior management group, including all named executive officers, and (b) approves or recommends to our Board, as required, specific compensation actions, including salary adjustments, annual cash bonuses, stock option grants, and employment contracts for our Chief Executive Officer and other members of our senior officer group. The Committee met twelve times during fiscal 2001.

Executive Compensation Philosophy

   In establishing and assessing the compensation programs and compensation policies for the executive officers and other senior executives, the Committee is guided by the following principles:

  . The total compensation of our executive officers and other key employees must be competitive with those of other major executive recruiting firms, recognizing our size and complexity relative to our peers;

  . Individual cash bonuses and stock option awards should be closely tied to the performance of the company as a whole, as well as to the team and individual performance of the executive group; and

  . The interests of senior management and our stockholders should be closely aligned through direct management ownership of our common stock, and by providing a meaningful portion of each key employee's total compensation in the form of stock options.

   Because a number of our peer organizations are privately-held, precise information regarding the senior executive compensation practices among our competitor group is difficult to obtain. In addition, even when such data are available, meaningful differences in size, complexity and organizational structure among our competitor group make direct comparisons of compensation practices problematic. In assessing the competitiveness of our senior executive compensation, the Committee relies on information obtained from the proxies of publicly-traded competitors, information derived from data obtained from executives and senior search consultants we recruited from competitor organizations, and the Committee's general knowledge of the market for senior management positions. From time to time, the Committee also retains compensation consultants to assess the competitiveness of our officer compensation and to make suggestions regarding compensation program design.

Senior Executive Compensation

   The compensation provided to our senior officers, including the named executive officers, consists of an annual base salary, an annual cash bonus and stock options granted at the market price of our common stock as of the date of grant.

Base Salaries

   Base salaries for our executive officers, including our Chief Executive Officer, and selected other key employees, are established annually by the Committee based on the Committee's understanding of competitive practices among our major competitors, internal equity considerations, and individual performance. For fiscal 2002, the salaries of our executive officers were not increased from those in effect for fiscal 2001.

Cash Bonuses

   The maximum aggregate annual cash bonuses paid to our executive officers is limited by a formula that ties aggregate bonuses to a percentage of our net income. The actual annual cash bonus of each executive officer, including the Chief Executive Officer, is determined by the Committee based on its assessment of the performance of the Company and of the executive officers as a group (team performance) and as individuals. The assessment of individual performance is based on objectives established and mutually agreed to at the beginning of the fiscal year, as well as other factors deemed important by the Committee. Subject to the maximum aggregate cash bonuses dictated by the above-mentioned formula, the target and maximum cash bonuses available to each executive officer are one times and two times base salary, respectively.

   In determining the level of cash bonuses for our executive officers for fiscal 2001, the Committee took into consideration the Company's financial performance and stock price performance, the performance of our subsidiary operations, including Futurestep, and the performance of each officer with respect to their individual objectives. This process resulted in the following cash bonuses awarded to our executive officers for fiscal 2001: Windle Priem, $500,000; Richard Ferry, $300,000; Michael Bekins, $325,000; Peter Dunn, $300,000; Elizabeth Murray, $220,000; Gary Hourihan, $250,000. These awards represented the following percentage of each individual's target award opportunity: Windle Priem, 77%; Richard Ferry, 75%; Michael Bekins, 72%; Peter Dunn, 61%; Elizabeth Murray, 55%; Gary Hourihan 70%.

Stock Options

   As part of their total compensation package, each of our executive officers, including the Chief Executive Officer, is eligible to receive an annual grant of stock options (performance options) with a Black-Scholes value equal to a percentage of their cash bonus award. The specific percentage awarded each executive officer, including the Chief Executive Officer, was based on the Committee's assessment of Company, team, and individual performance during fiscal 2001. This process resulted in the following option awards for fiscal 2001 performance: Windle Priem, 18,990 shares; Michael Bekins, 13,160 shares; Peter Dunn, 14,480 shares; Elizabeth Murray, 11,700 shares; Gary Hourihan, 10,530 shares. Richard Ferry, as in the past, declined the grant of options to preserve the shares for other employees.

Employment Contracts

   Each of our named executive officers is covered by an employment agreement that provides for a minimum level of salary, cash bonus potential, and option and benefit eligibility. The agreements also provide for a defined severance benefit in the event of a termination of employment without "cause" or for "good reason" as such terms are defined in the agreements. Such severance benefits range up to two times salary and target bonus depending upon the officer. The agreements also provide for the continuation of health and welfare benefits upon a termination without cause or for good reason. It is the Committee's belief that such agreements are necessary from a competitive perspective and also contribute to the stability of the management team.

Internal Revenue Code Section 162(m)

   As one of the factors in the review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the company. The deductibility of some types of compensation for executive officers depends upon the timing of an executive's vesting or exercise of previously granted rights or on whether such plans qualify as "performance-based" plans under the provisions of the tax laws. It is the Committee's policy, to the extent that such policy does not conflict with prudent management practices, to satisfy the requirements necessary to allow the compensation of its executive officers to be deductible under Section 162(m) of the Internal Revenue Code, as amended.

                                          Compensation and Personnel Committee

                                          Charles D. Miller, Chair

                                          Frank V. Cahouet

                                          Gerhard Schulmeyer

Summary Compensation Table

                                                                           Long-Term
                                                                          Compensation
                                            Annual Compensation              Awards
                                       ----------------------------------  Securities
                                                             Other Annual  Underlying     All Other
                                Fiscal Salary        Bonus   Compensation   Options      Compensation
  Name and Principal Position    Year    ($)          ($)        ($)          (#)          ($) (1)
  Richard M. Ferry               2001  400,000       300,000       0              0(22)     51,688(2)
   Chairman of the Board         2000  465,000       837,000       0              0(22)     58,377(3)
                                 1999  551,502       538,000       0              0(22)     45,105(4)
  Windle B. Priem                2001  633,333       500,000       0         18,990         42,944(5)
   Chief Executive               2000  600,000     1,080,000       0        157,325         40,543(6)
   Officer and President         1999  489,130       606,000       0        103,250         41,203(7)
  Peter L. Dunn                  2001  490,000       300,000       0         14,480         30,644(8)
   Vice Chair and                2000  465,000       837,000       0         44,425         36,993(9)
   General Counsel               1999  455,232       538,000       0         80,500        35,653(10)
  Elizabeth S.C.S. Murrary       2001  380,532       220,000       0         11,700        21,099(11)
   Chief Financial Officer,      2000  350,000       630,000       0         33,450        29,241(12)
   Treasurer and Executive       1999  293,748       347,000       0         65,250        21,863(13)
   Vice-President
  Gary C. Hourihan               2001  356,666       250,000       0         10,530        26,729(14)
   Executive Vice-President      2000  333,333(15)   612,000       0         32,475       146,568(16)
   --Organizational              1999   82,725(17)    95,000       0         43,500       126,100(18)
   Development
  Michael D. Bekins              2001  450,000       325,000       0         13,160        15,889(19)
   Chief Operating Officer       2000  300,000       556,475       0         43,325        25,216(20)
                                 1999  260,000       215,000       0         30,500        38,004(21)

 (1) Contributions to our 401(k) plan for fiscal year 2001 have not yet been determined.

 (2)  Represents insurance premiums.

 (3) Represents insurance premiums of $48,102 and a 401(k) plan contribution of $10,275.

 (4) Represents insurance premiums of $40,485 and a 401(k) plan contribution of $4,620

 (5)  Represents insurance premiums.

 (6) Represents insurance premiums of $30,268 and a 401(k) plan contribution of $10,275

 (7) Represents insurance premiums of $29,916 and a 401(k) plan contribution of $11,287.

 (8) Represents insurance premiums of $28,644 and a tuition contribution of $2,000.

 (9) Represents insurance premiums of $24,718, a 401(k) plan contribution of $10,275 and a tuition reimbursement of $2,000.

(10) Represents insurance premiums of $24,366 and a 401(k) plan contribution of $11,287.

(11)  Represents insurance premiums.

(12) Represents insurance premiums of $18,966 and a 401(k) plan contribution of $10,275.

(13) Represents insurance premiums of $18,614 and a 401(k) plan contribution of $3,249.

(14) Represents insurance premiums of $24,729 and a tuition reimbursement of $2,000

(15) Represents Mr. Hourihan's base salary from May 1, 1999 to June 30, 1999 at an annual rate of $300,000 and from July 1, 1999 to April 30, 2000 at an annual rate of $340,000.

(16) Represents insurance premiums of $13,547, a 401(k) plan contribution of $8,021 and second installment of a signing bonus, $125,000.

(17) Represents compensation paid to Mr. Hourihan from January 28, 1999, when he joined the Company, through the end of fiscal 1999. Mr. Hourihan's base salary for fiscal 1999 was paid at an annual rate of $300,000.

(18) Represents insurance premiums of $1,100 and first installment of a signing bonus, $125,000.

(19)  Represents insurance premiums.

(20) Represents insurance premiums of $14,941 and a 401(k) plan contribution of $10,275.

(21) Represents insurance premiums of $14,889, a 401(k) plan contribution of $11,287 and a $11,828 tax equalization amount paid to Mr. Bekins in connection with his service in Asia.

(22) Mr. Ferry declined the grants of options to preserve the shares for other employees.

Employment Agreements

   Paul C. Reilly, Chairman and Chief Executive Officer since June 29,
2001. In connection with the election of Paul C. Reilly as Chairman and Chief Executive Officer, we entered into an employment agreement with Mr. Reilly. The term of the agreement is for three years, and will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Mr. Reilly reaches age 65; provided, however, that either we or Mr. Reilly may terminate this agreement at the end of the initial term or any renewal term by delivering to the other party at least 60 days' prior written notice. Mr. Reilly's base salary is $650,000 and the agreement provides for an annual target bonus equal to 150% of base salary and an annual maximum bonus of up to 300% of base salary. In addition, the agreement provides that Mr. Reilly will be eligible for an annual grant of stock options having a target grant value of $1,250,000 and a maximum grant value of $1,750,000 based on a Black-Scholes option pricing model valuation. We have also agreed to pay certain transition and relocation costs incurred by Mr. Reilly.

   In connection with his election, Mr. Reilly was granted options to purchase 450,000 shares with an exercise price of $15.50 per share, the closing price of the stock in trading in the New York Stock Exchange on June 29, 2001. Of these options 300,000 vest in equal installments over three years and 150,000 vest in three equal installments based on the attainment of specified price levels in our stock. The price levels for vesting are $28 per share, $33 per share and $38 per share. In addition, the Board made a restricted stock award of 100,000 shares to Mr. Reilly. The restricted stock awarded to Mr. Reilly will vest in three annual installments beginning in June 2002. To the extent not vested, the restricted stock will be forfeited if Mr. Reilly is terminated with cause or he resigns without good reason.

   If Mr. Reilly's employment terminates due to death or disability, then we will pay Mr. Reilly, or his legal representatives, all accrued compensation as of the date of termination, and all outstanding stock options held by Mr. Reilly at the time of termination will vest and remain exercisable until their originally scheduled expiration dates. If Mr. Reilly's employment is terminated by us for cause, is terminated by Mr. Reilly prior to its expiration without good reason or if Mr. Reilly fails to renew the agreement after its initial term, then we will pay Mr. Reilly all accrued compensation as of the date of termination.

   Prior to a change in control, if Mr. Reilly's employment is terminated by us without cause or is terminated by Mr. Reilly for good reason then we will pay Mr. Reilly all accrued compensation as of the date of termination, and a lump sum amount equal to 200% of his base salary and target bonus. If prior to a change in control, Mr. Reilly's employment is terminated because the Company elects not to renew the agreement, then Mr. Reilly will be entitled to a lump sum amount equal to his base salary and target bonus. On termination in any of the foregoing circumstances, all of Mr. Reilly's outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

   If there is a change in control and within 12 months Mr. Reilly's employment is terminated by us, either without cause, because we elect not to renew the agreement or for a performance reason, or by Mr. Reilly for good reason, then we will pay Mr. Reilly all accrued compensation as of the date of termination, and a lump sum equal to (1) 200% of the greater of his base salary or the annual base salary in effect just prior to the change in control, whichever amount is higher, plus (2) the greater of 200% of his maximum bonus for the incentive year in which such termination occurs or the maximum bonus for the preceding fiscal year. On termination in any of the foregoing circumstances, all of Mr. Reilly's outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

   Windle B. Priem, Chief Executive Officer and President until June 29, 2001. Upon the election of Mr. Reilly, Mr. Priem stepped down as Chief Executive Officer and President. In connection with this change, we entered into a new employment agreement with Mr. Priem in July 2001. This agreement provides for a term extending through September 30, 2003. Pursuant to the agreement, Mr. Priem's annual salary is $450,000 and provides that Mr. Priem shall be eligible for discretionary bonus awards. This agreement supersedes the employment agreement previously in effect, which is described below.

   Until the effectiveness of the foregoing agreement in July 2001, Mr. Priem was subject to an employment agreement entered into in June 1999. The agreement entered into in June 1999 provided for a term of three years. The agreement provided for a minimum base salary of $600,000 annually, with an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

   If Mr. Priem's employment were terminated due to death or disability, we were to pay Mr. Priem, or his legal representatives, all accrued compensation as of the date of termination and all of Mr. Priem's outstanding stock options as of the effective date of the employment agreement vested and remained exercisable until their originally scheduled expiration dates. If Mr. Priem's employment was terminated by us for cause, terminated by Mr. Priem prior to its expiration or if Mr. Priem failed to renew the agreement after its initial term, then were to pay Mr. Priem all accrued compensation as of the date of termination.

   Under this former agreement if, prior to a change in control, Mr. Priem's employment were terminated by us without cause, terminated by Mr. Priem for good reason or if we failed to renew the agreement, we were to pay Mr. Priem all accrued compensation as of the date of termination, a lump sum equal to 200% of the then base salary and target bonus and all of Mr. Priem's outstanding stock options as of the effective date of the employment agreement would have vested and remained exercisable for their originally scheduled expiration dates. Following a change in control, if Mr. Priem's employment were terminated by us without cause or by Mr. Priem for good reason, we were to pay Mr. Priem all accrued compensation as of the date of termination, a lump sum equal to 200% of then base salary and maximum bonus in effect immediately prior to the date of termination or the then base salary and maximum bonus applicable to Mr. Priem just prior to the change in control event, whichever would be higher, and all of Mr. Priem's outstanding stock options as of the effective date of the employment agreement would have vested and remained exercisable for their originally scheduled expiration dates.

   In connection with the execution of the employment agreement in June 1999, the Board of Directors also granted Mr. Priem an option to purchase 100,000 shares of our common stock at an exercise price of $13.6875 per share. The option will expire on September 2, 2004, unless earlier terminated as provided below. The option agreement provided for vesting upon satisfaction of certain stock performance thresholds, which have been met. This option became exercisable on October 6, 1999 and shall terminate prior to expiration on the death, disability or termination of Mr. Priem's employment for any reason. Following death, disability or retirement, this option shall remain exercisable for a period of twelve months, but not beyond the original expiration date. Upon a termination of Mr. Priem's employment for any other reason, this option shall remain exercisable for a period of three months, but not beyond the original expiration date.

   Richard M. Ferry, Chairman of the Board until June 29, 2001. In January 2001, we entered into an employment agreement with Richard M. Ferry. Under this agreement Mr. Ferry will be paid a salary of $400,000 through September 2001 at which time his salary will be reduced to $300,000 until September 30, 2002. Thereafter, Mr. Ferry will be eligible for discretionary bonuses and will be entitled to certain benefits and perquisites until September 2007. If Mr. Ferry is terminated by us without cause or he resigns for good reason prior to September 2002, he will be entitled to receive a lump sum payment equal to the remainder of the salary payable to him under the agreement.

   Peter L. Dunn, General Counsel and, until August 2001, Vice Chair. In June 1999, we entered into an employment agreement with Peter L. Dunn as Vice Chair and General Counsel, effective April 29, 1999. The term of the agreement is for three years, and will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Mr. Dunn reaches age 65; provided, however, that either we or Mr. Dunn may terminate this agreement at the end of the initial term or any renewal term by delivering to the other party at least 120 days' prior written notice.
Mr. Dunn's base salary is $495,000 and the agreement provides for an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary. In connection with Mr. Reilly's election as Chairman and Chief Executive Officer, Mr. Dunn has agreed to step down from his positions as Vice Chair and as a director.

   If Mr. Dunn's employment terminates due to death or disability, then we will pay Mr. Dunn, or his legal representatives, all accrued compensation as of the date of termination, and all outstanding stock options held by Mr. Dunn at the time of termination will vest and remain exercisable until their originally scheduled expiration dates. If Mr. Dunn's employment is terminated by us for cause, is terminated by Mr. Dunn prior to its expiration without good reason or if Mr. Dunn fails to renew the agreement after its initial term, then we will pay Mr. Dunn all accrued compensation as of the date of termination.

   If, prior to a change in control, Mr. Dunn's employment is terminated by us without cause or is terminated by Mr. Dunn for good reason then we will pay Mr. Dunn all accrued compensation as of the date of termination, and a lump sum amount equal to 200% of his base salary and target bonus. If Mr. Dunn's employment is terminated because the Company elects not to renew the agreement, then Mr. Dunn will be entitled to a lump sum amount equal to one times his base salary and target bonus. If Mr. Dunn's employment is terminated by us for performance reasons, then Mr. Dunn will be entitled to a lump sum amount equal to one and one-half times his base salary and target bonus. On termination in any of the foregoing circumstances, all of Mr. Dunn's outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

   If there is a change in control and within 12 months Mr. Dunn's employment is terminated by us, either without cause, because we elect not to renew the agreement or for a performance reason, or is terminated by Mr. Dunn for good reason, then we will pay Mr. Dunn all accrued compensation as of the date of termination, and a lump sum equal to (1) 200% of the greater of his base salary plus (2) the greater of 200% of his maximum bonus for the incentive year in which such termination occurs or the maximum bonus for the preceding fiscal year. On termination in any of the foregoing circumstances, all of Mr. Dunn's outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

   Elizabeth S.C.S. Murray, Chief Financial Officer and Executive Vice President. In June 1999, we entered into an employment agreement with Elizabeth S.C.S. Murray as Chief Financial Officer and Executive Vice President, effective April 29, 1999. The term of the agreement is for three years, and will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Ms. Murray reaches age 65; provided, however, that either we or Ms. Murray may terminate this agreement at the end of the initial term or any renewal term by delivering to the other party at least 120 days' prior written notice. Ms. Murray's base salary is $400,000 and the agreement provides for an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

   If Ms. Murray's employment terminates due to death or disability, then we will pay Ms. Murray, or her legal representatives, all accrued compensation as of the date of termination, and all outstanding stock options held by Ms. Murray at the time of termination will vest and remain exercisable until their originally scheduled expiration dates. If Ms. Murray's employment is terminated by us for cause, is terminated by Ms. Murray prior to its expiration without good reason or if Ms. Murray fails to renew the agreement after its initial term, then we will pay Ms. Murray all accrued compensation as of the date of termination.

   If, prior to a change in control, Ms. Murray's employment is terminated by us without cause or is terminated by Ms. Murray for good reason then we will pay Ms. Murray all accrued compensation as of the date of termination, and a lump sum amount equal to 200% of her base salary and target bonus. If
Ms. Murray's employment is terminated because the Company elects not to renew the agreement, then Ms. Murray will be entitled to a lump sum amount equal to one times her base salary and target bonus. If Ms. Murray's employment is terminated by us for performance reasons, then Ms. Murray will be entitled to a lump sum amount equal to one and one-half times her base salary and target bonus. On termination in any of the foregoing circumstances, all of Ms. Murray's outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

   If there is a change in control and within 12 months Ms. Murray's employment is terminated by us, either without cause, because we elect not to renew the agreement or for a performance reason, or by Ms. Murray for good reason, then we will pay Ms. Murray all accrued compensation as of the date of termination, and a lump sum equal to (1) 200% of the greater of her base salary or the annual base salary in effect just prior to the change in control, whichever amount is higher, plus (2) the greater of 200% of her maximum bonus for the incentive year in which such termination occurs or the maximum bonus for the preceding fiscal year. On termination in any of the foregoing circumstances, all of Ms. Murray's outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

   Gary C. Hourihan, Executive Vice President, Organizational Development. In March 2000, we entered into an employment agreement with Gary C. Hourihan as Executive Vice President, Organizational Development. The initial term of the agreement is through April 30, 2002 and the term will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Mr. Hourihan reaches age 65; provided, however, that either we or Mr. Hourihan may terminate this agreement at the end of the initial term or renewal term by delivering to the other party at least 120 days' prior written notice. Mr. Hourihan's base salary is $360,000 and the agreement provides for an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

   If Mr. Hourihan's employment terminates due to death or disability, then we will pay Mr. Hourihan, or his legal representatives, all accrued compensation as of the date of termination, and all outstanding stock options held by Mr. Hourihan at the time of termination will vest and remain exercisable until their originally scheduled expiration dates. If Mr. Hourihan's employment is terminated by the Company for cause, is terminated by Mr. Hourihan prior to its expiration without good reason or if Mr. Hourihan fails to renew the agreement after its initial term, then we will pay Mr. Hourihan all accrued compensation as of the date of termination.

   If, prior to a change in control, Hourihan's employment is terminated by us without cause or is terminated by Mr. Hourihan for good reason then we will pay Mr. Hourihan all accrued compensation as of the date of termination, and a lump sum amount equal to 200% of his base salary and target bonus. If Mr. Hourihan's employment is terminated because the Company elects not to renew the agreement, then Mr. Hourihan will be entitled to a lump sum amount equal to one times his base salary and target bonus. If Mr. Hourihan's employment is terminated by us for performance reasons, then Mr. Hourihan will be entitled to a lump sum amount equal to one and one-half times his base salary and target bonus. On termination in any of the foregoing circumstances, all of Mr. Hourihan's outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

   If there is a change in control and within 12 months Mr. Hourihan's employment is terminated by us, either without cause, because we elect not to renew the agreement or for a performance reason, or by Mr. Hourihan for good reason, then we will pay Mr. Hourihan all accrued compensation as of the date of termination, and a lump sum equal to (1) 200% of the greater of his base salary or the annual base salary in effect just prior to the change in control, whichever amount is higher, plus (2) the greater of 200% of his maximum bonus for the incentive year in which such termination occurs or the maximum bonus for the preceding fiscal year. On termination in any of the foregoing circumstances, all of Mr. Hourihan's outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

   Michael D. Bekins, Chief Operating Officer. We entered into an employment agreement with Michael D. Bekins as Chief Operating Officer, effective May 1, 2000. The term of the agreement is for three years, and will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Mr. Bekins reaches age 65; provided, however, that either we or Mr. Bekins may terminate this agreement at the end of the initial term or renewal term by delivering to the other party at least 120 days' prior written notice. Mr. Bekin's base salary is $450,000 and the agreement provides for an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

   If Mr. Bekins' employment terminates due to death or disability, then we will pay Mr. Bekins, or his legal representatives, all accrued compensation as of the date of termination, and all outstanding stock options held by Mr. Bekins at the time of termination will vest and remain exercisable until their originally scheduled expiration dates. If Mr. Bekins' employment is terminated by us for cause, is terminated by Mr. Bekins prior to its expiration without good reason or if Mr. Bekins fails to renew the agreement after its initial term, then we will pay Mr. Bekins all accrued compensation as of the date of termination.

   If, prior to a change in control, Mr. Bekins' employment is terminated by us without cause or is terminated by Mr. Bekins for good reason then we will pay Mr. Bekins all accrued compensation as of the date of termination, and a lump sum amount equal to 200% of his base salary and target bonus. If Mr. Bekins' employment is terminated because the Company elects not to renew the agreement, then Mr. Bekins will be entitled to a lump sum amount equal to one times his base salary and target bonus. If Mr. Bekins' employment is terminated by us for performance reasons, then Mr. Bekins will be entitled to a lump sum amount equal to one and one-half times his base salary and target bonus. On termination in any of the foregoing circumstances, all of Mr. Bekins' outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

   If there is a change in control and within 12 months Mr. Bekins' employment is terminated by us, either without cause, because we elect not to renew the agreement, or for a performance reason, or by Mr. Bekins for good reason, then we will pay Mr. Bekins all accrued compensation as of the date of termination, and a lump sum equal to (1) 200% of the greater of his base salary or the annual base salary in effect just prior to the change in control, whichever amount is higher, plus (2) the greater of 200% of his maximum bonus for the incentive year in which such termination occurs or the maximum bonus for the preceding fiscal year. On termination in any of the foregoing circumstances, all of Mr. Bekins' outstanding stock options as of the date of termination will vest and will remain exercisable until their originally scheduled expiration dates.

Aggregated Option Exercises and Year-End Option Values

   The following table shows information for the named executive officers, concerning:

    (1)  exercises of stock options during fiscal 2001; and

    (2) the amount and values of unexercised stock options as of April 30, 2001.

                                                  Number of Securities    Value of Unexercised In-the-
                             Shares                Underlying Options             Money Options
                           Acquired on  Value           At FY-End                 at FY-End (1)
                            Exercise   Realized ------------------------- --------------------------------
           Name                (2)       ($)    Unexercisable Exercisable  Unexercisable     Exercisable
  Richard M. Ferry                0           0         0             0                  0                0
  Windle B. Priem            24,000    $593,075    91,741       120,134     $      142,023   $      503,776
  Peter L. Dunn               6,834    $164,539    71,258        26,833     $      111,176   $      111,176
  Elizabeth S.C.S. Murray     4,417    $ 91,653    55,199        21,750     $       89,480   $       89,485
  Gary C. Hourihan            4,501    $110,113    46,974        14,500     $       58,652   $       58,656
  Michael D. Bekins          10,167    $249,212    53,491        10,167     $       42,633   $       42,637

(1) This amount represents solely the difference between the closing price on April 30, 2001 of $18.88 per share of our common stock and the respective exercise prices of those unexercised options that had an exercise price below such market price (i.e., "in-the-money" options). No assumptions or representations regarding the "value" of such options are made or intended.

(2) This amount represents the number of securities with respect to which the options were exercised with no shares acquired.

Option Grants in Last Fiscal Year

                                                                              Potential
                                                                             Realizable
                                                                          Value At Assumed
                                                                           Annual Rates Of
                                                                             Stock Price
                                                                          Appreciation For
                             Individual Grants                               Option Term
   ----------------------------------------------------------------------------------------
                                         Percent of
                            Number Of       Total
                            Securities  Options/SAR's Exercise
                            Underlying   Granted To   Of Base
                           Option/SAR's Employees In   Price   Expiration
           Name              Granted     Fiscal Year   ($/Sh)     Date    5% ($)   10% ($)
  Richard M. Ferry                 0
  Windle B. Priem             57,325        1.44%     22.4375   06/06/10  808,903 2,049,919
  Peter L. Dunn               44,425        1.11%     22.4375   06/06/10  626,873 1,588,620
  Elizabeth S.C.S. Murray     33,450        0.84%     22.4375   06/06/10  472,007 1,196,159
  Gary C. Hourihan            32,475        0.81%     22.4375   06/06/10  458,249 1,161,293
  Michael D. Bekins           23,325        0.58%     22.4375   06/06/10  329,135   834,093
                              20,000        0.50%     28.0000   05/02/10  352,181   892,496

Performance Graph

   The Securities and Exchange Commission requires us to present a chart comparing the cumulative total stockholder return on its shares with the cumulative total stockholder return on (1) a broad equity market index and (2) a published industry index or a company-established peer group. The following graph compares the monthly percentage change in our cumulative total stockholder return with the cumulative total return of the companies in the Standard & Poor's 500 Stock Index and a peer group constructed by us. Cumulative total return for each of the periods shown in the performance graph is measured assuming an initial investment of $100 on February 11, 1999, the date public trading of our common stock began in connection with our initial public offering, and the reinvestment of any dividends paid by any company in the peer group on the date the dividends were declared.

   The peer group is comprised of publicly traded companies, which are engaged principally or in significant part in professional staffing and consulting. The returns of each company have been weighted according to their respective stock market capitalization at the beginning of each measurement period for purposes of arriving at a peer group average. The members of the peer group are Heidrick & Struggles International, Inc. (HSII), Headhunter.net (HHNT), Hotjobs.com (HOTJ) and TMP Worldwide, Inc. (TMPW).

   The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

                   PERFORMANCE GRAPH APPEARS HERE

                                            S&P          COMPARABLE
                             KFI            500 INDEX      INDEX
                             ----------     ---------    ----------
Measurement Pt-2/11/99       $100.0         $100.0       $100.0
FYE  4/30/99                 $ 85.2         $106.5       $121.6
FYE  7/30/99                 $ 97.1         $106.0       $ 97.4
FYE 10/29/99                 $158.8         $108.7       $132.6
FYE  1/30/00                 $247.9         $111.2       $264.5
FYE  4/28/00                 $195.0         $115.8       $147.5
FYE  7/31/00                 $252.2         $114.1       $179.7
FYE 10/30/00                 $263.7         $114.0       $175.5
FYE  1/31/00                 $149.6         $108.9       $152.5
FYE  4/30/01                 $134.6         $ 99.6       $119.1
FYE  7/31/01                 $115.4         $ 99.6       $127.8

* Comparable Index = Heidrick & Struggles International, Inc. (HSII), Headhunter.net (HHNT), Hotjobs.com (HOTJ), and TMP Worldwide, Inc. (TMPW).

                           REPORT OF AUDIT COMMITTEE

   The role of the Audit Committee is to assist the Board of Directors in its oversight of the company's financial reporting process. The Audit Committee of the Board of Directors, comprised of three outside directors, held eight meetings during 2000. The Audit Committee met with the independent auditors, management and internal auditors to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent auditors, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of the company's reporting. The Committee discussed with the independent auditors their judgments regarding the quality and acceptability of the company's accounting principles, the clarity of its disclosure and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent auditors confirming their independence. The Committee also considered whether the provision of non-audit services by the independent auditors to the company is compatible with maintaining the auditor's independence, and the Committee has discussed with the auditors their independence.

   The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or with respect to the assessment of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company's auditors are in fact "independent".

   Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its charter, the Committee reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2001with management and recommended to the Board of Directors that those financial statements be included in the company's Form 10-K filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Frank V. Cahouet, Chair

                                          James E. Barlett

                                          Charles D. Miller

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

   We believe that all SEC filings of our officers, directors and ten percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act of 1934 during fiscal 2001, based on a review of forms filed, except that one Form 3 regarding a new senior officer was filed late. The report was for Stephen Semprevivo and reflected only a grant of options.

Annual Report to Stockholders

   Enclosed with this proxy statement is our annual report for fiscal 2001, which includes our Annual Report on Form 10-K (excluding the exhibits thereto). The annual report is enclosed for the convenience of stockholders and should not be viewed as part of these proxy solicitation materials. If any person who was a beneficial owner of our common stock on August 1, 2001 for the annual meeting desires additional information, a complete copy of our Annual Report on Form 10-K, including the exhibits thereto, will be furnished upon written request. The request should identify the requesting person as a stockholder as of August 1, 2001 and should be directed to J. Timothy Scott, Esq., Corporate Secretary, Korn/Ferry International, 1800 Century Park East, Suite 900, California 90067. Our Annual Report on Form 10-K, including the exhibits thereto, is also available through the SEC's web site at http://www.sec.gov.

Submission of Stockholder Proposals for Consideration and Nominations of Persons for Election as Directors at the Annual Meeting

   In order for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must give notice of such business in writing to
J. Timothy Scott, Esq., Corporate Secretary, Korn/Ferry International, 1800 Century Park East, Suite 900, California 90067, at least 90 and not more than 120 days prior to the anniversary of the Annual Meeting of Stockholders in the previous year.

   With respect to director nominations and stockholder proposals, such notice must set forth as to each matter the stockholder proposes to bring before the meeting:

  . the name and address, as they appear on the company's books, of the stockholder proposing such business,

  . the number of shares of the company owned of record and beneficially by the stockholder and any beneficial owner raising the matter,

  . a representation that such stockholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting propose such business or nomination,

  . a representation whether the stockholder or beneficial holder or any group with which such person is affiliated intends to distribute proxy materials or solicit proxies with respect to the matter,

  . as to any director nomination, a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder,

  . as to any director nomination, such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors, and

  . as to any director nomination, the consent of each nominee to serve as a director of the company if so elected,

  . as to any business other than director nominations, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and if the business is a proposal to amend the Bylaws, the language of the proposed amendment,

  . as to any business other than director nominations, any material interest of the stockholder in such business, and

  . as to any business other than director nominations, any other information that is required to be provided by the stockholder, in his or her capacity as a proponent of a proposal, pursuant to Regulation 14A under the Exchange Act.

Stockholder Proposals and Nominations for Next Year's Annual Meeting

   Notice of any stockholder proposal or nomination of a person for election as director that is intended by a stockholder to be included in our proxy statement relating to our Annual Meeting of Stockholders in 2002 must be received by J. Timothy Scott, Esq., Corporate Secretary, Korn/Ferry International, 1800 Century Park East, Suite 900, California 90067 by April 22, 2002.

   Each notice of any stockholder proposal must comply with the Securities Exchange Act of 1934, the rules and regulations thereunder, and our Bylaws as in effect at the time of such notice.

                                          By Order of the Board of Directors,

                                          [SIGNATURE OF J. TIMOTHY SCOTT]

                                          J. Timothy Scott
                                          Corporate Secretary and
                                          Associate General Counsel

August 20, 2001

                             YOUR VOTE IS IMPORTANT

                          PLEASE SIGN, DATE AND RETURN
                                YOUR PROXY CARD
                            IN THE ENVELOPE PROVIDED
                              AS SOON AS POSSIBLE

                                   APPENDIX
                             AMENDED AND RESTATED
                            AUDIT COMMITTEE CHARTER

   The Board of Directors shall appoint annually the members of the Audit Committee. Members of the Committee shall serve at the will of the Board of Directors.

Members

   The Committee shall be comprised of three or more directors, each of whom shall be independent of management and the Company and free from any relationships to the Company that might in the opinion of the Board of Directors interfere with the exercise of his or her independent judgment in carrying out the functions of the Committee. The Board of Directors shall apply the New York Stock Exchange corporate governance listing standards for purposes of evaluating a Committee member's independence. Each member of the Committee shall, when appointed to the Committee, or within a reasonable period of time thereafter, be "financially literate" in the business judgment of the Board of Directors. "Financially literate" is defined as familiar with fundamental financial statements. At least one member of the Committee shall have accounting or related financial management "expertise" as such qualification is interpreted by the Board of Directors in its business judgment.

Responsibilities

   The Committee shall:

  1. Provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for fiscal examinations of the Company and in monitoring management's and the outside auditors' participation in the Company's accounting and financial reporting process.

  2. Review the Company's financial and accounting controls and procedures with the outside auditors and the Company's financial management.

  3.  Review the engagement and independence of the outside auditors.

  4. Recommend to the Board of Directors whether, based on discussions with management and the outside auditors, the financial statements shall be included in the Company's Annual Report on Form 10-K.

  5.  Annually, review and reassess the adequacy of the Audit Committee
      Charter.

   Notwithstanding that the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to set auditor independence standards. Management is responsible for maintaining a system of internal controls, appropriate accounting and financial reporting principles and policies and preparing the Company's financial statements. The outside auditors are responsible for planning and carrying out a proper audit of the financial statements and other procedures requested by the Company. The function of the Committee is oversight.

   Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

   The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1. In addition, the outside auditors shall also submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal years, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service.

Authority

   The Committee shall have authority appropriate to discharge its responsibilities set forth in this Charter. The Committee may access internal and external resources, including counsel, experts and consultants, as required to perform its functions.

Functions

   The Committee shall:

  1. Recommend to the Board of Directors the appointment or nomination of the outside auditors for the coming year, considering the independence and effectiveness of the outside auditors. The outside auditors shall ultimately be accountable to the Committee and the Board of Directors. The Board of Directors, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

  2. Review the scope and general extent of the annual audit plan and other activities and proposed fees of the outside auditors for audit and non-audit services.

  3. Ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement) and discuss with the outside auditors any disclosed relationships or services that may impair the objectivity and independence of the outside auditors in order to recommend that the Board of Directors take appropriate action, as necessary, in response to such relationships in order to satisfy itself of the accountants' independence.

  4. If applicable, consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the outside auditors.

  5. Prior to the filing of the Company's Quarterly Report on Form 10-Q the Chair of the Committee shall review with the outside auditors and management of the Company the interim financial statements and discuss whether any matters are required to be communicated by the outside auditors to the Committee under generally accepted auditing standards. If matters are required to be communicated, the Committee shall discuss such matters with the outside auditors and the management of the Company.

  6. Review and discuss with management and the outside auditors, upon completion of the annual audit, the Company's financial statements and related SEC reports for their adequacy and compliance with generally accepted accounting, reporting and disclosure principles. Obtain communications from the outside auditors (and management's responses thereto) concerning matters relating to the scope and results of their audit that the outside auditors are required to provide to the Committee under Statement on Auditing Standards No. 61.

  7. Prepare (a) any report or other disclosures, including any recommendation of the Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and (b) such written affirmation regarding the Committee as is required by New York Stock Exchange corporate governance listing standards.

  8. Evaluate the effectiveness of the external audit efforts, the Company's accounting and financial controls, policies and procedures, and the Company's business ethics policies and practices through a review of reports by, and at regular meetings with, the external auditors and with management, as appropriate.

  9. Promote quality in the financial reporting and accounting practices of the Company by maintaining regular and open channels of communication between the Board of Directors, the outside auditors, and the financial management of the Company.

Meetings

   The Committee shall hold at least four meetings each year and others as deemed necessary by its Chair. A report on all Committee meetings will be provided to the Board of Directors.

                      [LOGO OF KORN/FERRY INTERNATIONAL]


               PROXY FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders, dated September 25, 2001, and the related Proxy Statement and hereby appoints Michael D. Bekins and Paul C. Reilly, and each of them the attorney(s), agent(s) and proxy of the undersigned, with full power of substitution, to vote all stock of Korn/Ferry International which the undersigned is entitled to vote, for the matter indicated on the reverse side of this proxy card in the manner designated on the reverse side, or if not indicated by the undersigned in their discretion, and to vote in their discretion with respect to such other matter (including matter incident to the conduct of the meeting) as may properly come before the meeting.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                    SHAREHOLDERS VOTE "FOR" THE PROPOSALS.

________________________________________________________________________
COMMENTS/ADDRESS CHANGE: please mark comment/address box on reverse side

                                                  (Continued and to be signed on
                                                  other side)


                           . FOLD AND DETACH HERE .

                                                                                   For all nominees noted      WITHHOLD AUTHORITY
1.  To elect 01 James E. Barlett, 02 Richard M. Ferry and 03 Sakie Fuhuskima      at left (except as marked     to vote for all
Directors for Class 2004 and 04 Paul C. Reilly Director for Class 2003.               to the contrary)       nominees listed at left

(To withhold authority to vote for any individual nominee, strike through his/her            [_]                     [_]
name listed above and initial such strike through.)                                          FOR       AGAINST     ABSTAIN
                                                                                             [_]         [_]         [_]
2.  To ratify the retention of Arthur Andersen LLP as our independent auditors for
Fiscal 2002.

3.  To act upon any other matters that may properly come before the meeting and any adjournments or postponements thereof.
                                                                                     MARK HERE FOR COMMENT/ADDRESS     [_]
                                                                                     CHANGE AND NOTE ON REVERSE SIDE

                                                                                     IMPORTANT PLEASE SIGN, DATE AND RETURN
                                                                                     THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE,
                                                                                     WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                                                          [_]        UNITED STATES.


Signature ___________________________________________________________________        Date ________________________________________

NOTE: (Please sign EXACTLY as name appears on this card. Joint Owners should each sign Attorney-in-fact, executors, administrators, trustees, guardians or corporation officers should give FULL side. This proxy shall be valid and may be voted regardless of the form of signature however.)

                           . FOLD AND DETACH HERE .